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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT FOR
AND
NOTICE OF
2005 ANNUAL STOCKHOLDERS MEETING

Annual Meeting:	May 18, 2005 9:30 a.m. local time

Location:	Rent-A-Center, Inc. 5700 Tennyson Parkway Plano, Texas 75024

Record Date:	Close of business on March 25, 2005 If you were a stockholder of record at the close of business on March 25, 2005, you may vote at the meeting.

Number of Votes:	Holders of our Common Stock are entitled to one vote for each share of Common Stock they owned on March 25, 2005. The holders of our Preferred Stock were entitled to convert their two shares of Preferred Stock into 180 shares of our Common Stock on March 25, 2005, and thus are entitled to an equal number of votes.

Agenda:	1.	To elect three directors, each of whom is to be elected by the stockholders of record as of March 25, 2005; and

	2.	To transact any other proper business.

Proxies:	Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” the Board’s nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The Board of Directors

First Mailing Date:	This proxy statement is dated April 11, 2005. We are first mailing this proxy statement on or about April 21, 2005.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on page 22 under “Voting Procedures/ Revoking Your Proxy — How You May Revoke Your Proxy.”
PLEASE VOTE BY RETURNING YOUR PROXY — YOUR VOTE IS IMPORTANT
Prompt return of your proxy will help reduce the costs of re-solicitation.

i

PROPOSAL ONE:
ELECTION OF DIRECTORS

Board Structure:	The number of directors currently constituting our entire Board is eight. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

Under the terms of the stockholders agreement between Apollo, Mr. Speese and us, Apollo is now entitled to designate one person for nomination as a director. Apollo was previously entitled to designate three persons for nomination under that agreement. Mr. Berg has been designated by Apollo to serve as a Class II director, and Apollo previously designated Mr. Copses to serve as a Class I director, and Mr. Jhawar to serve as a Class III director.

Number of Directors to be Elected:	Three directors are to be elected, each of whom is to be elected by all of our stockholders.

BOARD NOMINEES	Our Board, upon recommendation of the Nominating Committee, has nominated Mark E. Speese and Laurence M. Berg to be re-elected, and Richard K. Armey to be elected, by all of the stockholders. We urge you to vote for Messrs. Speese, Armey and Berg.

Terms to Expire at the 2008 Annual Meeting:	Mark E. Speese	Mr. Speese has served as our Chairman of the Board and Chief Executive Officer since October 2001 and has served as one of our directors since 1990. Mr. Speese previously served as our Vice Chairman from September 1999 until December 2000. From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until March 1999. Mr. Speese’s term as a Class II director expires at this year’s annual stockholders meeting. Mr. Speese is 47 years old.

	Richard K. Armey	Mr. Armey has served as one of our directors since his appointment by the Board of Directors to fill a vacancy in May 2004. Our Chief Executive Officer identified Mr. Armey as a potential candidate for the Board of Directors and Mr. Armey was recommended by the Nominating Committee. Mr. Armey is Senior Policy Advisor at DLA Piper Rudnick Gray Cary, a position he has held since January 2003. Previously, Mr. Armey served in the U.S. House of Representatives for 18 years, the last eight as Majority Leader. Mr. Armey holds a Ph.D. from the University of Oklahoma, and taught economics at the university level, primarily at the University of North Texas, prior to entering political life. Mr. Armey’s term as a Class II director expires at this year’s annual stockholders meeting. Mr. Armey is 64 years old.

Laurence M. Berg	Mr. Berg has served as one of our directors since August 1998. Mr. Berg is a Senior Partner of Apollo Management, L.P. and its investment affiliates, where he has worked since 1992. Prior to joining Apollo, Mr. Berg was a member of the Mergers and Acquisition Group at Drexel Burnham Lambert. Mr. Berg is also a director of Hayes Lemmerz International, Inc., a manufacturer of automobile wheels, and Educate, Inc., a national provider of tutoring and other supplemental education services. Mr. Berg’s term as a Class II director expires at this year’s annual stockholders meeting. Mr. Berg is 38 years old.

WE RECOMMEND THAT YOU VOTE FOR EACH OF THE BOARD NOMINEES

CONTINUING DIRECTORS

Terms to Expire at the 2006 Annual Meeting:	Andrew S. Jhawar	Mr. Jhawar has served as one of our directors since October 2001. Mr. Jhawar is a Partner of Apollo Management, L.P. and its investment affiliates, where he has worked since February 2000. Prior to joining Apollo, Mr. Jhawar was an investment banker at Donaldson, Lufkin, & Jenrette Securities from August 1999 until January 2000 and, from July 1993 until December 1997, at Jefferies & Company, Inc., primarily concentrating on the structuring and execution of high yield and equity financing transactions. From January 1998 until June 1999, Mr. Jhawar attended Harvard Business School where he received his MBA degree. Mr. Jhawar is also a director of General Nutrition Centers, Inc., a specialty retailer of nutritional supplements. Mr. Jhawar’s term as a Class III director expires at our 2006 annual stockholders meeting. Mr. Jhawar is 33 years old.

	J.V. Lentell	Mr. Lentell has served as one of our directors since February 1995. Mr. Lentell was employed by Kansas State Bank & Trust Co., in Wichita, Kansas from 1966 until July 1993, serving as Chairman of the Board from 1981 until July 1993. Since July 1993, he has served as a director and Vice Chairman of the Board of Directors of Intrust Bank, N.A., successor by merger to Kansas State Bank & Trust Co. Mr. Lentell’s term as a Class III director expires at our 2006 annual stockholders meeting. Mr. Lentell is 66 years old.

Terms to Expire at the 2007 Annual Meeting:	Mitchell E. Fadel	Mr. Fadel has served as our President since July 2000, as our Chief Operating Officer since December 2002 and as a director since December 2000. From November 1992 until July 2000, Mr. Fadel served as President and Chief Executive Officer of our subsidiary, ColorTyme, Inc. We acquired ColorTyme in May 1996. Mr. Fadel’s term as a Class I director expires at our 2007 annual stockholders meeting. Mr. Fadel is 47 years old.

	Mary Elizabeth Burton	Ms. Burton has served as a director since May 2002. Since July 1992, Ms. Burton has also served as the Chairman and Chief Executive Officer of BB Capital, Inc., a retail advisory services firm, which she owns. From June 1998 until April 1999, Ms. Burton served as the Chief Executive Officer of The Cosmetic Center, Inc. During her twenty-five year career, Ms. Burton has also served as the Chief Executive Officer of Supercuts, Inc. and PIP Printing, Inc., as well as serving in various other senior executive level capacities in the retail industry. Ms. Burton also currently serves on the Board of Directors of Zale Corporation, an operator of specialty retail jewelry stores, Staples, Inc., an operator of office supply stores, The Sports Authority, Inc., an operator of sporting goods and apparel stores, Aeropostale, Inc., an operator of casual apparel stores, and General Nutrition Centers, Inc., a specialty retailer of nutritional supplements. Ms. Burton’s term as a Class I director expires at our 2007 annual stockholders meeting. Ms. Burton is 53 years old.

Peter P. Copses	Mr. Copses has served as one of our directors since August 1998. Mr. Copses is a Senior Partner of Apollo Management, L.P. and its investment affiliates, where he has worked since 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert, and subsequently at Donaldson, Lufkin, & Jenrette Securities, primarily concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses is also a director of General Nutrition Centers, Inc., a specialty retailer of nutritional supplements. Mr. Copses’ term as a Class I director expires at our 2007 annual stockholders meeting. Mr. Copses is 46 years old.

BOARD INFORMATION

Board Meetings:	During 2004, our Board of Directors met ten times, including regularly scheduled and special meetings. Each director attended all meetings of the Board during his or her service as a director, except that Messrs. Fadel, Berg and Jhawar and Ms. Burton were each unable to attend one meeting after receiving or waiving proper notice. All of our directors attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committees on which they serve. The Board also took action by unanimous written consent four times during 2004.

Independent Directors:	The Board has determined that the following directors are “independent” as defined under Nasdaq rules: Richard K. Armey, Laurence M. Berg, Mary Elizabeth Burton, Peter P. Copses, Andrew S. Jhawar, and J.V. Lentell.

Board Committees:	The standing committees of the Board during 2004 include the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. Each of the Audit, Compensation and Nominating Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.

Under our stockholders agreement, each committee of our Board must consist of three directors, one of whom must be a director designated for nomination by Apollo. Under our Certificate of Incorporation, so long as our Series C Preferred Stock is outstanding, one member of each of the Audit Committee, the Compensation Committee, the Finance Committee and the Executive Committee, if one is created, must be a director who was designated for nomination by Apollo.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the financial reports and other financial information provided by us to any governmental body or the public, (2) our systems of controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, (3) our independent auditor’s qualifications and independence, (4) the performance of our internal audit function and our independent auditors, and (5) the efficacy and efficiency of our auditing, accounting and financial reporting processes generally. The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of our independent auditors, and reviews our internal audit department’s reports, responsibilities, budget and staffing. The Audit Committee also pre-approves all audit and non-audit services provided by our independent auditors and oversees compliance with our Code of Ethics. A copy of the Audit Committee Charter is available on our website at www.rentacenter.com. The Audit Committee reviews, updates and assesses the adequacy of the Audit Committee Charter on an annual basis.

The Board has determined that each of Messrs. Armey and Copses and Ms. Burton is “independent” as defined by SEC and Nasdaq rules. In addition, the Board has determined that each of them is an “audit committee financial expert” as defined by SEC rules and meets the financial sophistication requirements of Nasdaq. The Audit Committee held twelve meetings in 2004. Members: Mr. Copses, Chairman, Mr. Armey and Ms. Burton.

The Compensation Committee discharges the Board’s responsibilities with respect to all forms of compensation of our Chief Executive Officer and other senior executives, administers our equity incentive plans, and produces the annual report on executive compensation set forth later in this proxy statement. The Compensation Committee held one regular meeting in 2004 and acted by unanimous written consent four times during 2004. All members of the Compensation Committee are non-employee directors and are “independent” under Nasdaq rules. The Board has adopted a charter for the Compensation Committee, which can be found at www.rentacenter.com. Members: Mr. Lentell, Chairman, and Messrs. Armey and Berg.

The Finance Committee. Under our Certificate of Incorporation, the Finance Committee must approve the issuance of our debt and equity securities, except in limited circumstances. In certain cases, the approval of the Finance Committee must be unanimous. The Finance Committee met three times during 2004. Members: Mr. Speese, Chairman, and Messrs. Copses and Lentell.

The Nominating Committee. Under our Bylaws, only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as, and to serve as, members of our Board. Under our Bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders (a) by or at the direction of our Board or (b) by any stockholder, provided they comply with the provisions of Article I, Section 9 of our Bylaws. The Board has delegated the screening and recruitment process for board members to the Nominating Committee. The Nominating Committee selects individuals it believes are qualified to be members of the Board, and recommends those individuals to the Board for nomination for election or re-election as directors. From time to time, the Nominating Committee may engage a consultant to conduct a search to identify qualified candidates. The Nominating Committee then undertakes the evaluation process described below for any candidates so identified.
The Nominating Committee believes that the minimum requirements for a person to be qualified to be a member of the Board of Directors are that a person must be committed to equal opportunity employment, and must not be a director, consultant, employee of or to any competitor of ours (i.e., a company in the rent-to-own business). The Nominating Committee also believes that members of the Board should possess character, judgment, skills (such as an understanding of the retail and rent-to-own industries, business management, finance, accounting, marketing, operations and strategic planning), diversity, and experiences with businesses and other organizations of a comparable size and industry. The Nominating Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board for nomination candidates to serve as our directors. This process is the same regardless of whether the nominee is recommended by one of our stockholders.

The Nominating Committee will consider candidates for nomination proposed by stockholders, so long as the stockholder provides notice and information on the proposed nominee to the Nominating Committee through the Secretary in accordance with the provisions of Article I, Section 9 of our Bylaws relating to direct stockholder nominations. For the Nominating Committee to consider candidates recommended by stockholders, Section I, Article 9 of our Bylaws requires that the stockholder provide notice to our Secretary (a) not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of shares of our voting stock which are beneficially owned by such stockholder.
The Board has determined that each member of the Nominating Committee is “independent” as defined by Nasdaq listing standards. The Nominating Committee met once in 2004. The Board has adopted a written charter for the Nominating Committee, which is available on our website at www.rentacenter.com. Members: Ms. Burton, Chairperson, and Messrs. Copses and Lentell.

BOARD COMPENSATION

Retainer and Fees:	In 2004, non-employee directors each received an annual retainer of $30,000, payable in four equal installments on the first day of each fiscal quarter. Additionally, non-employee directors each received $2,000 for each Board meeting and $1,000 for each committee meeting attended in person and were reimbursed for their expenses in attending such meetings. Non-employee directors also each received $500 for each telephonic Board or committee meeting attended. Messrs. Speese and Fadel did not receive any compensation for their services as a director during 2004.

Option Grants:	Non-employee directors receive options to purchase 9,000 shares of our Common Stock on the first business day of the first full fiscal year of service as a director and options to purchase 5,000 shares of our Common Stock on the first business day of each year thereafter. The exercise price of the options is the fair market value of shares of our Common Stock on the grant date. These options vest and are exercisable immediately. Messrs. Speese and Fadel were not granted any options for their services as a director during 2004.

CORPORATE GOVERNANCE

Board Code of Ethics:	Our Board has adopted a Code of Business Conduct and Ethics applicable to all of the members of the Board. The Board Code of Ethics provides guidance to our directors to help them recognize and deal with ethical issues and provides a mechanism to report unethical conduct. The Board Code of Business Conduct and Ethics is available on our website at www.rentacenter.com.

Stockholder Communications with the Board:	Our Board has established a process by which stockholders may communicate with our Board of Directors. Stockholders may contact the Board or any committee of the Board by any one of the following methods:
	By telephone:	By mail:	By e-mail:
	1-800-275-2696 Ext. 1140	Rent-A-Center, Inc. Attn: Compliance Officer 5700 Tennyson Parkway Suite 100 Plano, Texas 75024	complianceofficer@racenter.com

All such communications submitted under this process will be compiled by our Compliance Officer and submitted to the Board or the requisite Board committee on a periodic basis. Complaints or concerns relating to our accounting, internal controls or auditing matters will be referred to the Audit Committee under the procedures adopted by the Audit Committee.

Procedures for Reporting Accounting Concerns:	The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. These procedures are posted at www.rentacenter.com.

Policy of Director Attendance at the Annual Meeting of Stockholders:	Our Board has adopted a policy stating that each member of the Board should attend our annual meeting of stockholders. All of our directors attended the 2004 Annual Meeting of Stockholders, except Mr. Berg.

EXECUTIVE OFFICERS
The Board appoints our executive officers at the first Board meeting following our annual stockholders meeting and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal.
The following table sets forth certain information with respect to our executive officers:

Name	Age	Position

Mark E. Speese	47	Chairman of the Board of Directors and Chief Executive Officer

Mitchell E. Fadel	47	President and Chief Operating Officer

Dana F. Goble	39	Executive Vice President — Operations

Anthony M. Doll	36	Executive Vice President — Operations

Robert D. Davis	33	Senior Vice President — Finance, Chief Financial Officer and Treasurer

Christopher A. Korst	45	Senior Vice President — General Counsel and Secretary

Robert F. Bloom	53	President and Chief Executive Officer of ColorTyme, Inc.

Mark E. Speese	Mr. Speese has served as the Chairman of our Board and Chief Executive Officer since October 2001 and has served as one of our directors since 1990. Mr. Speese previously served as our Vice Chairman from September 1999 until December 2000. From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until March 1999.

Mitchell E. Fadel	Mr. Fadel has served as our President since July 2000, as our Chief Operating Officer since December 2002 and as a director since December 2000. From November 1992 until July 2000, Mr. Fadel served as President and Chief Executive Officer of ColorTyme. We acquired ColorTyme in May 1996.

Dana F. Goble	Mr. Goble has served as Executive Vice President — Operations since July 2001 and as an Executive Vice President since March 1999. From March 2000 until July 2001, Mr. Goble also served as our Chief Operating Officer and from December 1996 until March 1999, Mr. Goble served as one of our Senior Vice Presidents.

Anthony M. Doll	Mr. Doll has served as Executive Vice President — Operations since May 2003. From September 1998 to April 2003, Mr. Doll served as one of our Senior Vice Presidents. From September 1996 until September 1998, Mr. Doll served as one of our Regional Vice Presidents.

Robert D. Davis	Mr. Davis has served as our Senior Vice President — Finance since September 1999, as our Chief Financial Officer since March 1999 and as our Treasurer since January 1997. From September 1998 until September 1999, Mr. Davis served as our Vice President — Finance and Treasurer. Mr. Davis is a licensed certified public accountant in the State of Texas.

Christopher A. Korst	Mr. Korst has served as our Senior Vice President — General Counsel since May 2001 and as Secretary since September 2004. From January 2000 until May 2001, Mr. Korst owned and operated AdvantEdge Quality Cars, which he acquired in a management buyout.

Robert F. Bloom	Mr. Bloom joined ColorTyme in June 2004 and was appointed President and Chief Executive Officer of ColorTyme by the Board in September 2004. Mr. Bloom was employed by EZCORP, Inc., a leading operator of pawn shops, from June 2000 until May 2004, serving in various capacities, including as Senior Vice President of Operations since October 2003. From January 1999 to April 2000, Mr. Bloom served as Regional Vice President of Franchise Operations for the Family Steakhouse division of Metromedia Restaurant Group.

Code of Ethics:	Our Board has adopted a Code of Business Conduct and Ethics governing all of our employees, including per SEC requirement our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and controller. A copy of this Code of Business Conduct and Ethics is published on our website at www.rentacenter.com. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics on our website.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee:	The Compensation Committee reviews and approves the compensation levels for our senior executives, evaluates the performance of our senior executives, administers our equity incentive plans and considers any related matters for us.

Overall Philosophy and Objectives:	We have developed a compensation program for our senior executives designed to meet the following goals:
• Reward performance that increases the value of your stock;
• Attract, retain and motivate senior executives with competitive compensation opportunities;
• Build and encourage ownership of our shares;
• Balance short-term and long-term strategic goals; and
• Address the concerns of our stockholders, employees, the financial community and the general public.

To meet these objectives, we review competitive compensation data and adjust the base salary and annual and long-term incentive programs as discussed below.

Senior Executive Compensation:	Overview. In determining compensation levels, the Compensation Committee considers salary and bonus levels which will attract and retain qualified senior executives when combined with the other components of our compensation programs, including long term stock based equity grants. Our compensation policy incorporates specific annual performance criteria, both on an individual basis as well as for the company as a whole, which we believe contributes to long-term shareholder value. Stock price performance has not been an important consideration in determining annual compensation because the price of our common stock is subject to a variety of factors outside our control. The Compensation Committee considers numerous factors, including our financial performance, the individual contribution of each senior executive, compensation practices of comparable companies and general economic factors. The Compensation Committee, in certain cases, offers senior executives equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our senior executives in an effort to further instill stockholder considerations and values in the actions of our senior executives. The available forms of senior executive compensation include base salary, cash bonus awards and incentive stock options, restricted stock awards and stock appreciation rights.

Salaries. Senior executives’ salaries are determined by evaluating our financial performance, the most recent comparative peer data, as well as the senior executive’s role and responsibilities. Individual salaries are reviewed annually and salary increases are based on the senior executive’s performance and compensation of similarly situated individuals at comparable companies. The Compensation Committee utilizes statistical compensation studies of comparable companies in similar industry, size, and region to determine base salaries for our senior executives. Base salaries are targeted at the median of the market.

Cash Bonus. The Compensation Committee has approved a cash bonus program for the 2005 fiscal year in which our senior executives, other than Mark E. Speese, our Chief Executive Officer, are eligible to participate. Bonuses are capped at a certain percentage of the eligible participant’s base salary, with the percentage depending on the individual’s position with us. Of the maximum cash bonus amount an eligible participant may earn, 40% is contingent on the achievement by us of a target amount of after tax profit, and the remaining 60% is subject to the achievement of individual goals and objectives, which are set at the beginning of the fiscal year. The Compensation Committee, in its sole discretion, may recommend to the Board a bonus to be paid to our Chief Executive Officer for the 2005 fiscal year.

Long Term Incentives. In addition to base salary and cash bonus awards, the Compensation Committee from time to time may consider long-term stock incentives, such as stock option awards to senior executives. Grants of stock options to senior executives are discretionary and determined by the Compensation Committee using its business judgment. The Compensation Committee believes that grants of stock option awards provide incentive for the creation of shareholder value since the full benefit of the grant to each senior executive can only be realized with an appreciation in the price of our common stock. Stock options granted to our senior executives have been granted only pursuant to our Long-Term Incentive Plan. No stock options were granted to senior executives in 2004.

Chief Executive Officer Compensation. In determining the base salary for Mr. Speese for the 2005 fiscal year, the Compensation Committee considered our performance in 2004, and the level of compensation paid to the highest paid executive at comparable publicly owned companies. Based on these factors, the Compensation Committee established Mr. Speese’s 2005 base salary effective January 1, 2005, at $685,000, which is a 5.4% increase from his 2004 salary level. This placed Mr. Speese’s compensation below the median of base salaries paid by comparable publicly owned companies.

The Compensation Committee determined that some bonus payment should be made to Mr. Speese for his 2004 performance, although the bonus payment should be less than the cash bonus amounts paid to Mr. Speese in prior years. Factors considered by the Compensation Committee in determining Mr. Speese’s cash bonus amount for 2004 were our financial performance in 2004, accomplishment of executive management leadership objectives by Mr. Speese, Mr. Speese’s industry experience and past performance, total cash compensation necessary to retain top executive talent, and other subjective factors. On this basis, the Compensation Committee awarded Mr. Speese a bonus of $142,500 for services rendered in 2004.

Review of all Components of Executive Compensation. The Compensation Committee has reviewed all components of our Chief Executive Officer’s and our other senior executives’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the senior executive and cost to us of all perquisites and other personal benefits.

The Compensation Committee’s Conclusion. Based on this review, the Compensation Committee found our Chief Executive Officer’s and our senior executives’ total compensation, individually and in the aggregate, to be reasonable and not excessive. The Compensation Committee specifically considered that we do not maintain any employment contracts or change of control agreements with such individuals. In addition, when the Compensation Committee considers any component of our Chief Executive Officer’s and our other senior executives’ total compensation, the aggregate amounts and mix of all the components, including stock holdings and accumulated realized and unrealized stock option gains, are taken into consideration in the Compensation Committee’s decisions.

Internal Pay Equity. The Compensation Committee reviews each component of senior executive compensation, as well as total senior executive compensation, for internal consistency relative to other officers and employees at our corporate office. The Compensation Committee believes that the relative difference between senior executive compensation and the compensation of our other officers and employees at our corporate office is consistent with such differences found in our peer group and our reference labor market.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the chief executive officer and four other most highly compensated executive officers. Any awards pursuant to our Long-Term Incentive Plan qualify as deductible performance-based compensation under Section 162(m), so that any compensation realized from the exercise of stock options would not be affected by Section 162(m). Compensation paid this fiscal year which is subject to the Section 162(m) cap is not expected to exceed $1 million for any senior executive. Therefore, the Compensation Committee believes that we will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to our senior executives for the 2005 fiscal year. The Compensation Committee may in the future award compensation which would not comply with the Section 162(m) requirements for deductibility if the Compensation Committee concluded that to be in our best interest.

COMPENSATION COMMITTEE
J. V. Lentell, Chairman
Richard K. Armey
Laurence M. Berg

PERFORMANCE GRAPH(1)
Comparison of Cumulative Total Return Among
Rent-A-Center, NASDAQ Stock Market — Market Index and Rent-A-Center’s “Peer Group”(2)

	2000	2000	2001	2002	2003	2004

RENT-A-CENTER	100.00	174.13	169.44	252.11	378.55	334.38
PEER GROUP INDEX	100.00	45.77	55.64	60.70	95.27	150.74
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

(1)	Assumes $100 invested on January 1, 2000 and dividends reinvested, if any. Historical performance does not necessarily predict future results.

(2)	Our peer group for the 2004 fiscal year consisted of Aaron Rents, Inc., Rent-Way, Inc. and Bestway, Inc. Bestway was delisted by NASDAQ on December 21, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation:	The following table summarizes the compensation we paid our Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers at the end of 2004, based on compensation earned by them in 2004.

				Long-Term
				Compensation
		Annual
		Compensation(1)		Securities
Name &				Underlying		All Other
Principal Position		Salary	Bonus	Options(#)		Compensation

Mark E. Speese	2004	$650,000	$142,500	—		$1,428	(2)
Chairman of the Board &	2003	$600,000	$220,000	—		—
Chief Executive Officer	2002	$550,000	—	—		—
Mitchell E. Fadel	2004	$475,000	$85,500	—		$654	(2)
President	2003	$450,000	$120,000	—		—
& Chief Operating Officer	2002	$400,000	$110,000	—		—
Dana F. Goble	2004	$278,700	$47,750	—		—
Executive Vice President	2003	$265,000	$80,000	—		—
— Operations	2002	$250,000	$92,000	—		—
Robert D. Davis	2004	$265,000	$47,700	—		$11,780	(3)
Senior Vice President —	2003	$180,000	$54,000	—		$34,345	(3)
Finance, Treasurer &	2002	$180,000	$53,100	—		$11,465	(3)
Chief Financial Officer
Christopher A. Korst	2004	$251,760	$34,000	—		—
Senior Vice President	2003	$240,000	$46,800	—		—
— General Counsel	2002	$240,000	$38,100	—		—
& Secretary
Anthony M. Doll	2004	$240,000	$49,000	—
Executive Vice President	2003	$205,962	$80,000	25,000	(4)	—
— Operations	2002	$160,000	$100,000	—		—

(1)	Other than Mr. Davis, the named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate cost of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer.

(2)	Represents deemed compensation as a result of non-business use of our corporate aircraft.

(3)	Represents tuition paid by us for an Executive Masters of Business Administration (EMBA) program attended by Mr. Davis.

(4)	In July 2003, Mr. Doll was granted 25,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

Use of Corporate Aircraft:	We own and operate a corporate jet for use by management for business purposes. From time to time, the corporate aircraft is available for non-business use to our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Executive Vice Presidents. Use of the corporate aircraft by these executives for reasonable non-business use is subject to availability and must be pre-approved by the Chairman of the Audit Committee. Upon approval by the Chairman of the Audit Committee, the requesting executive must pay to us, in advance, 110% of the estimated total cost of the requested use of the corporate aircraft. If the actual cost for the non-business use of the corporate aircraft exceeds the advance deposit made by the requesting executive, the additional amount is deemed compensation to the requesting executive and reflected on his W-2 earnings statement for the year. During 2004, Messrs. Speese and Fadel each received compensation in the amount of $1,428 and $654, respectively, as a result of non-business use of the corporate aircraft.

2004 Option Holdings:	The following table contains the number of shares received and the dollar value realized upon the exercise of options by our named executive officers during 2004, as well as values for “in the money” options, meaning a positive spread between the year-end share price of $26.50 and the exercise price for the options held by our named executive officers. These values have not been, and might never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at Fiscal Year End		At Fiscal Year End
	on	Value	Exercisable(E)/		Exercisable(E)/
Name	Exercise	Realized	Unexercisable(U)		Unexercisable(U)(1)

Mark E. Speese	—	N/A	335,000(E)	187,500(U)	$5,334,563(E)	$3,019,500(U)
Mitchell E. Fadel	—	N/A	312,500(E)	62,500(U)	$5,306,013(E)	$1,006,516(U)
Dana F. Goble	—	N/A	96,875(E)	15,625(U)	$1,576,750(E)	$251,625(U)
Robert D. Davis	60,157	$1,274,218	25,000(E)	25,000(U)	$402,600(E)	$402,600(U)
Christopher A. Korst	—	N/A	31,250(E)	87,500(U)	$250,000(E)	$700,000(U)
Anthony M. Doll	5,125	$117,542	23,000(E)	25,000(U)	$269,513(E)	$100,650(U)

(1)	The closing market price of our Common Stock on December 31, 2004 of $26.50, as reported on the Nasdaq National Market of the Nasdaq Stock Market, Inc., was used in the calculation to determine the value of unexercised options.

Stock Option Plans:	We have one stock option plan entitled the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan. The Long-Term Incentive Plan is for the benefit of certain key employees, consultants and directors, and has been approved by our stockholders. The Long-Term Incentive Plan provides the Board of Directors broad discretion in creating equity incentives. Under the Long-Term Incentive Plan, 14,562,865 shares of our Common Stock were reserved for issuance under stock options, stock appreciation rights or restricted stock grants. Options granted to employees under the Long-Term Incentive Plan generally become exercisable over a period of one to four years from the date of grant and may be exercised up to a maximum of ten years from date of grant. Options granted to directors are exercisable immediately. There have been no grants of stock appreciation rights and all options have been granted with fixed prices.
There were no options issued to any of our named executive officers under the Long-Term Incentive Plan during 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning all equity compensation plans previously approved by our stockholders and all equity compensation plans not previously approved by our stockholders as of December 31, 2004.

	Number of Securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under equity
Plan category	warrants and rights	warrants and rights	compensation plan(1)

Equity compensation plans approved by security holders	5,231,538	$17.62	4,337,330
Equity compensation plans not approved by security holders	—	—	—
Total	5,231,538	$17.62	4,337,330

(1)	Pursuant to the terms of the Long-Term Incentive Plan, when an optionee leaves our employ, unvested options granted to that employee terminate and become available for re-issuance. Vested options not exercised within 90 days from the date the optionee leaves our employ terminate and become available for re-issuance.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
AND RELATED PARTY TRANSACTIONS

Intrust Bank:	J.V. Lentell, one of our directors, serves as Vice Chairman of the Board of Directors of Intrust Bank, N.A., one of our lenders. Intrust Bank, N.A. is a $7.0 million participant in our senior credit facility. We also maintain operational checking and other accounts, including a $10.0 million revolving line of credit, with Intrust Bank, N.A. Although from time to time we may draw funds from the revolving line of credit, no funds were advanced as of March 25, 2005. In addition, Intrust Bank, N.A. serves as trustee of our 401(k) plan. During 2004, we paid Intrust a total of $868,012 in fees in connection with banking services provided by them, of which $627,241 was for administration fees and trustee fees for our 401(k) plan.

Apollo Management IV, L.P.:	On August 5, 1998, affiliates of Apollo Management IV, L.P. purchased $250 million of our Preferred Stock. Apollo had voting control of 100% of our Preferred Stock, which gave them the right to elect two individuals to our Board. In addition, pursuant to the stockholders agreement we entered into with Apollo and Mr. Speese, Apollo had the right to designate a third individual for nomination as a director who was to be elected by all of our stockholders. Under the terms of the Preferred Stock and the stockholders agreement, Apollo now has the right to designate only one individual for nomination as a director to be elected by our stockholders. Mr. Berg has been designated by Apollo to serve as a Class II director, and Apollo previously designated Mr. Copses to serve as a Class I director, and Mr. Jhawar to serve as a Class III director.

In connection with the issuance of our Preferred Stock, we entered into a registration rights agreement with Apollo, which, among other things, granted them two rights to request that their shares be registered. Apollo currently holds two rights to demand registration of their shares under this agreement. We registered the shares of common stock acquired by Apollo upon the conversion of all but two shares of our Preferred Stock held by them on a Form S-3 registration statement that was declared effective in September 2004.

Texas Capital Bank:	ColorTyme is a party to an agreement with Wells Fargo Foothill, Inc., who provides $50.0 million in aggregate financing to qualifying franchisees of ColorTyme. Under this agreement, the occurrence of certain events may result in ColorTyme paying the outstanding debt to Wells Fargo Foothill and then succeeding to the rights of Wells Fargo Foothill under the debt agreements. An additional $15.0 million of financing is provided by Texas Capital Bank, National Association under an arrangement similar to the Wells Fargo Foothill financing. Mr. Speese is a passive investor in Texas Capital Bank, owning less than 1% of its outstanding equity. We guarantee the obligations of ColorTyme under these agreements up to a maximum amount of $65.0 million, of which $26.3 million was outstanding at March 25, 2005.

DLA Piper Rudnick Gray Cary:	In 2004, our subsidiary, ColorTyme, engaged DLA Piper Rudnick Gray Cary to represent it in a bankruptcy matter involving a former franchisee. We paid approximately $86,000 in fees and expenses to DLA Piper Rudnick Gray Cary for this representation, and the matter is now closed. Mr. Armey is Senior Policy Advisor with DLA Piper Rudnick Gray Cary. The Board considered this engagement in making its determination that Mr. Armey is “independent” as defined by SEC and Nasdaq rules.

Committee Interlocks:	None of our executive officers served as a member of the compensation or similar committee or as a member of the Board of Directors of any other entity of which an executive officer served on the Compensation Committee or Board of Directors of Rent-A-Center.

OTHER BUSINESS
The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this notice and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
Grant Thornton LLP served as our independent registered public accounting firm for the 2004 and 2003 fiscal years. We paid the following fees to Grant Thornton for professional and other services rendered by them during fiscal 2004 and 2003:

	2004	2003

Audit Fees(a)	$459,305	$348,645
Audit-Related Fees(b)	$187,634	$68,768
Tax Fees(c)	$62,195	$247,496
All Other Fees(d)	$199,100	$70,500

(a)	Represents fees for audits and assistance with and review of our SEC filings and other audit-related matters incurred in 2004 and 2003.

(b)	Represents fees for attending Audit Committee meetings, due diligence related to acquisitions and accounting consultation services incurred in 2004 and 2003.

(c)	For 2004, consists of fees for IRS audit services of $30,650 and acquired company tax return services of $31,545. For 2003, consists of fees for international tax planning of $194,000 and domestic tax planning services of $53,496.

(d)	For 2004, consists of fees of $199,100 for services related to Sarbanes-Oxley planning and testing for internal control reporting. For 2003, consists of fees of $70,500 for services related to our debt recapitalization.
The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and accordingly, all services and fees in 2004 provided by Grant Thornton were pre-approved by the Audit Committee. The Audit Committee of the Board has considered whether Grant Thornton’s provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Grant Thornton’s independence.
Representatives of Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004, will attend the annual stockholders meeting and be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.
The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other registered independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which registered independent public accounting firm to engage to perform our annual audit each year.

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.
In discharging its oversight responsibilities, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.
The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 with management and the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934), and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting . The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and Nasdaq rules, and, although our Board has determined each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules, none of the members of the Audit Committee represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.
For the fiscal year 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee monitored the progress of the evaluation and provided oversight and guidance to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors. At the conclusion of the process, management provided the Audit Committee with a report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004.
Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Peter P. Copses, Chairman
Richard K. Armey
Mary Elizabeth Burton

RENT-A-CENTER STOCK OWNERSHIP
The following table lists our stock ownership for our directors, our named executive officers, and our known 5% stockholders. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of March 25, 2005, unless otherwise indicated.

	Shares of			Shares of Series C
	Common Stock			Preferred Stock
	Beneficially Owned			Beneficially Owned

Name and Address of			Percent		Percent
Beneficial Owner	Number		of Class	Number	of Class

Mark E. Speese	2,610,490	(1)	3.48%	—	—
Mitchell E. Fadel	321,939	(2)	*	—	—
Richard K. Armey	9,000	(3)	*	—	—
Laurence M. Berg(4)	72,500	(5)	*	—	—
Mary Elizabeth Burton	32,500	(6)	*	—	—
Peter P. Copses(4)	72,500	(5)	*	—	—
Andrew S. Jhawar(4)	45,000	(7)	*	—	—
J.V. Lentell	65,000	(8)	*	—	—
Robert D. Davis	27,341	(9)	*	—	—
Anthony M. Doll	24,719	(10)	*	—	—
Dana F. Goble	98,947	(11)	*	—	—
Christopher A. Korst	106,691	(12)	*	—	—
Apollo(13)	7,218,571		9.67%	2	100.0%
Barclays Global Investors, NA(14)	7,658,021		10.10%	—	—
Kayne Anderson Rudnick Investment Management, LLC(15)	5,291,725		6.98%	—	—
Wasatch Advisors, Inc.(16)	3,608,695		4.76%	—	—
All executive officers and directors as a group (12 total)	3,657,717	(17)	4.82%	—	—

*	Less than 1%.

(1)	Includes (A) 1,731,772 shares held directly by Mr. Speese, (B) 335,000 shares underlying stock options which are currently exercisable, (C) 539,218 shares held by his spouse, Carolyn Speese, and (D) 4,500 held by his children. Mr. Speese disclaims beneficial ownership of the 4,500 shares held by his children. The foregoing amount excludes 171,090 shares owned by trusts for the benefit of Mr. Speese’s children of which Stephen F. Elken is the trustee. Such trusts are parties to the stockholders agreement among Mr. Speese, Apollo and us.

(2)	Includes (A) 312,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, (B) 5,614 shares held pursuant to the Company’s 401(k) Plan (as of February 2, 2005), and (C) 3,825 shares held in a personal IRA account.

(3)	Includes 9,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(4)	Messrs. Berg, Copses and Jhawar are Partners of Apollo Management, L.P. Accordingly, each of Messrs. Berg, Copses and Jhawar may be deemed to beneficially own shares owned by Apollo. Messrs. Berg, Copses and Jhawar each disclaim beneficial ownership with respect to any such shares owned by Apollo.

(5)	Includes 72,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(6)	Includes 32,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(7)	Includes 45,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(8)	Includes 65,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

(9)	Includes (A) 25,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, and (B) 2,341 shares held pursuant to the Company’s 401(k) Plan (as of February 2, 2005).

(10)	Includes (A) 23,000 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, and (B) 1,719 shares held pursuant to the Company’s 401(k) Plan (as of February 2, 2005).

(11)	Includes (A) 96,875 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable, and (B) 2,072 shares held pursuant to the Company’s 401(k) Plan (as of February 2, 2005).

(12)	Includes (A) 106,250 shares issuable pursuant to options granted under the Long-Term Incentive Plan, 31,250 of which are currently exercisable, and 75,000 of which may become exercisable within 60 days, and (B) 441 shares held pursuant to the Company’s 401(k) Plan (as of February 2, 2005).

(13)	The address of Apollo is 10250 Constellation Blvd., Suite 2900, Los Angeles, CA 90067. Of the 7,218,571 shares of Common Stock beneficially owned by Apollo, 180 shares represent the shares of Common Stock into which the Preferred Stock is convertible. Apollo owns two shares of our Preferred Stock, which represent 100% of the outstanding shares of our Preferred Stock. Apollo exercises shared voting and investment control over these shares.

(14)	The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, NA exercises sole voting and investment control over these shares. This information is based on a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission on January 10, 2005.

(15)	The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Kayne Anderson Rudnick Investment management, LLC exercises sole voting and investment control over these shares. This information is based on a Schedule 13G/ A filed by Kayne Anderson Rudnick Investment Management, LLC with the Securities and Exchange Commission on February 9, 2005.

(16)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111. Wasatch Advisors, Inc. exercises sole voting and investment control over these shares. This information is based on a Schedule 13G/ A filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission on February 14, 2005.

(17)	Includes 1,195,125 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares of Common Stock, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2004 were timely made, except that a Form 5 for Mr. Speese was not timely filed in 2004 with respect to a distribution of shares in November 2003 from a grantor retained annuity trust of which Mr. Speese was trustee to remainder trusts for the benefit of Mr. Speese’s children. A late Form 5 was subsequently filed to reflect such transaction.

VOTING PROCEDURES/ REVOKING YOUR PROXY

Quorum:	For purposes of electing our directors and for all other purposes, the holders of a majority of the votes entitled to vote at this year’s annual stockholders meeting, including the votes entitled to vote held by the holders of our Preferred Stock, present in person or by proxy, will constitute a quorum.

Votes Required to Approve a Proposal:	To be elected, directors must receive a plurality of the shares voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

Shares Outstanding and Number of Votes:	On the Record Date, there were 74,637,126 shares of our Common Stock outstanding. Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were two shares of Preferred Stock outstanding. These shares of Preferred Stock entitle the holders to 180 votes in the aggregate.

Abstentions and Broker Non-Votes:	Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of our directors will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of our directors.
Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These ‘broker non-votes‘ refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists, but will have no effect on the outcome of the election of our directors.

How the Proxies Will be Voted:	The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

How You May Revoke Your Proxy:	You may revoke your proxy by:

• Delivering a signed, written revocation letter, dated later than the proxy, to Christopher A. Korst, Senior Vice President — General Counsel and Secretary, at 5700 Tennyson Parkway, Suite 100, Plano, Texas 75024;
• Delivering a signed proxy, dated later than the first one, to Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, NJ 07660, Attn: Norma Cianfaglione; or
• Attending the meeting and voting in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:	Our employees will solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

Dates for Submission of Stockholders’ Proposals:	From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 2006 annual stockholders meeting no later than December 22, 2005, for possible inclusion in the proxy statement, or prior to February 17, 2006, for possible consideration at the meeting, which is expected to take place on May 18, 2006. Direct any proposals, as well as related questions, to the undersigned.
ANNUAL REPORT ON FORM 10-K
You may obtain a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission, without charge, by submitting a written request to:

Christopher A. Korst, Senior Vice President —
General Counsel and Secretary
Rent-A-Center, Inc.
5700 Tennyson Parkway, Suite 100
Plano, Texas 75024.
You may also obtain our SEC filings through the internet at www.sec.gov.

By order of the Board of Directors,

Christopher A. Korst
Senior Vice President — General Counsel
and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

RENT-A-CENTER, INC.

5700 TENNYSON PARKWAY
PLANO, TEXAS 75024
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF RENT-A-CENTER, INC.

COMMON STOCK

      The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and Christopher A. Korst jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Common Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A-Center, Inc. to be held on May 18, 2005, and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF CLASS II DIRECTORS as set forth in the accompanying proxy statement.

FOR	WITHHOLD AUTHORITY
the nominees	to vote for the nominees
listed below	listed below
☐	☐

01 Mark E. Speese
02 Richard K. Armey
03 Laurence M. Berg

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	In their discretion, upon such other business as may properly come before the meeting.

I PLAN TO ATTEND   ☐

The undersigned(s) acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and the proxy statement accompanying the same.

Dated:		, 2005

Signature

Signature if held jointly

PLEASE DATE, SIGN AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation, this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

▲ FOLD AND DETACH HERE ▲

RENT-A-CENTER, INC.

5700 TENNYSON PARKWAY
PLANO, TEXAS 75024
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF RENT-A-CENTER, INC.

SERIES C PREFERRED STOCK

      The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and Christopher A. Korst jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Series C Preferred Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Rent-A-Center, Inc. to be held on May 18, 2005, and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF CLASS II DIRECTORS as set forth in the accompanying proxy statement.

FOR	WITHHOLD AUTHORITY
the nominees	to vote for the nominees
listed below	listed below
☐	☐

01 Mark E. Speese
02 Richard K. Armey
03 Laurence M. Berg

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	In their discretion, upon such other business as may properly come before the meeting.

I PLAN TO ATTEND   ☐

The undersigned(s) acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and the proxy statement accompanying the same.

Dated:		, 2005

Signature

Signature if held jointly

PLEASE DATE, SIGN AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation, this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

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